UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 10, 2010
____________________

Tegal Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)
000-26824
(Commission
File Number)
68-0370244
(I.R.S. Employer
Identification No.)

2201 South McDowell Boulevard
Petaluma, CA 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported on a Current Report on Form 8-K filed with the SEC on September 9, 2010, Ferdinand Seemann resigned from the Board of Directors (the “Board”) of Tegal Corporation (the “Company”) effective September 9, 2010.  On September 9, 2010, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that, due to the resignation of Mr. Seemann, the Company no longer complies with NASDAQ's independent directors requirement for continued listing as set forth in NASDAQ Listing Rule 5606(b)(1) and NASDAQ's audit committee composition requirements for continued listing as set forth in NASDAQ Listing Rule 5605(c)(2)(A).

On September 10, 2010, the Company received a letter from NASDAQ (the “Letter”) indicating that, in accordance with Rules 5605(b)(1)(A) and 5605(c)(4)(B) of the NASDAQ Listing Rules, NASDAQ will provide the Company a cure period to regain compliance equal to the earlier of the Company’s next annual shareholders’ meeting or September 9, 2011, or, if the next annual shareholders’ meeting is held before March 8, 2011, then the Company must evidence compliance no later than March 8, 2011.  The Company intends to evaluate candidates who are qualified to serve on the Board and the Audit Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2010	TEGAL CORPORATION
	By:	\s\ Christine Hergenrother
	Name: Title:	Christine Hergenrother Chief Financial Officer